LANDRY’S RESTAURANTS, INC. TO PRESENT AT UPCOMING CONFERENCE

Houston, Texas (SEPTEMBER 17, 2004)

Landry’s Restaurants, Inc. (NYSE: LNY – News), the second largest operator of casual dining seafood restaurants, will be presenting at the following conference:

•	CL King and Associates Best Ideas Conference held September 21, 2004 at the Omni Berkshire Hotel in NYC. Landry’s Restaurants, Inc. will present at 1:30 PM EDT. The recorded webcast will be available for viewing at 9:00 AM EDT on September 23, 2004 at the following link: http://www.wsw.com/webcast/clk/lny/

You may also locate the above listed recorded webcast on the Landry’s Restaurants, Inc. website (www.landrysrestaurants.com), in the Corporate Relations section under Webcasts. The web cast will be available for two weeks following the presentation.

CONTACT:	Tilman J. Fertitta Chairman, President and C.E.O. (713) 850-1010 www.landrysrestaurants.com	Rick H. Liem Vice President and CFO (713) 850-1010 www.landrysrestaurants.com

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby. Stockholders are cautioned that all forward- looking statements are based largely on the Company’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond the Company’s control. A statement containing a projection of revenues, income, earnings per share, same store sales, capital expenditures, or future economic performance are just a few examples of forward-looking statements. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements include ineffective marketing or promotions, competition, weather, store management turnover, a weak economy, negative same store sales, or the Company’s inability to continue its expansion strategy. The Company may not update or revise any forward-looking statements made in this press release.